Exhibit 99.1

News Release	Zep Inc. 1310 Seaboard Industrial Blvd., NW Atlanta, GA 30318

www.zepinc.com

Zep Inc. Reports Record Financial Results for the Third Quarter

•                  Record revenue of $176.6 million up 5.2% over prior year

•                  Record reported EPS of $0.39, up 39% over prior year

•                  Record EBITDA of $18.7 million up, 23% over prior year

•                  Organic sales driven by 23% increase in Retail and 5% growth in Distribution

ATLANTA, July 10, 2012 (BUSINESS WIRE) — Zep Inc. (NYSE:ZEP), a leading producer and marketer of a wide range of cleaning and maintenance solutions, today reported record financial results for the third fiscal quarter ended May 31, 2012.  Results in the third fiscal quarter reflected strong sales in retail and distribution channels resulting from new and expanded customer relationships.

The Company reported that this year’s third quarter results included 5% organic sales growth over the prior year period (including the impact of changes in foreign currency rates, organic sales growth was 4%).   Sales growth was due to increases in home improvement retail, automotive aftermarket, vehicle wash, industrial MRO, janitorial/sanitation and food processing.  In addition, acquisitions provided incremental revenue gains compared to the same period last year.

“These record results point to the strength of our product and channel diversification strategy, and to the consistent focus our team has demonstrated in executing against this strategy over the past two years,” said John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc. “I would like to thank our associates for their continued hard work and dedication, and I’d also like to welcome the new associates from Mykal Industries in the United Kingdom, who became a part of the Zep Inc. team just a few weeks ago.”

The following is a summary of the third fiscal quarter’s results:

•                  Record revenue of $176.6 million for the third fiscal quarter represented an increase of $8.7 million, or 5.2%, (5.0% organic), compared to revenue of $167.9 million reported in the same period a year ago.  Revenue for the quarter reflected benefits from pricing, higher total sales volumes and acquisitions, offset in part by the negative effect of foreign exchange rates.

•                  Record net income reported for the third fiscal quarter was $8.6 million, an increase of 38% compared with reported net income in the third quarter of fiscal 2011.

•                  Diluted earnings per share (EPS) reported in the third fiscal quarter were a record $0.39, a 39% increase over diluted EPS of $0.28 reported for last year’s third quarter.  Last year’s third quarter diluted EPS included $0.02 per diluted share related to acquisition and integration costs, as well as $0.02 per diluted share related to incremental legal expenses.

•                  EBITDA (earnings before interest, taxes, depreciation and amortization expenses) for the third fiscal quarter totaled a record $18.7 million, or 10.6% of sales, an increase of 23% compared to $15.2 million in EBITDA reported for the third quarter of fiscal 2011.

•                  Free cash flow generated during the third fiscal quarter (defined as net cash provided by operating activities less purchases of property, plant, and equipment plus proceeds from sale of property, plant, and equipment) was $8.0 million, compared with $12.6 million of cash generated in the same period last year.  Free cash flow in the current quarter reflects higher net income that was offset in part by higher capital expenditures and working capital.  These increases were associated with planned technology investments, including the development and implementation of the new ERP system and increased working capital necessary to support incremental sales.

Gross profit of $81.7 million for the quarter was $3.4 million higher than the same period last year.  Gross profit as a percentage of sales for the quarter was 46.3%, a decline of 40 basis points compared with the same period last year, due to an increase in the percentage of sales made to customers through distribution and retail channels, or business mix that was partially offset by increased manufacturing productivity.  Compared to the immediately preceding second fiscal quarter, gross profit as a percentage of sales improved 150 basis points due to an improved relationship between selling prices and raw material costs, as well as increased manufacturing productivity.

“These results give us continued confidence that our performance in the second half of the fiscal year will improve relative to the second half of last fiscal year,” added Mark R. Bachmann, Executive Vice President and Chief Financial Officer of Zep Inc.  “We are pleased with the improved organic sales growth and double digit EBITDA margins in the quarter, which is a testament to the progress we continue to make on our strategic initiatives.”

On June 1, 2012, the Company acquired the shares of Mykal Industries Limited (“Mykal”).  Mykal, based in the United Kingdom, is a leading manufacturer of a broad range of cleaning and degreasing products for the European retail, do-it-yourself (“DIY”) and professional distribution markets. Zep has had a presence in Europe since 1992, and with this latest acquisition, the Company is expanding its reach to a broad range of industrial and retail customers in the United Kingdom.

A more detailed discussion of the Company’s long-term objectives and financial goals may be found in our Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”). The Forms 10-K and 10-Q are available via the Company’s website at www.zepinc.com.

Conference Call

The Company will host a conference call to discuss third quarter operating results on Tuesday, July 10, 2012 at 8:30 a.m. ET.  The call and accompanying presentation will be webcast and may be accessed through the Company’s website at www.zepinc.com or by dialing in at 253-237-1190, conference ID: 93202811.    A replay of the call will be posted to the website within two hours of completion of the conference call.

About Zep Inc.

Zep Inc., with fiscal year 2011 net sales of $646 million, is a leading producer and marketer of a wide range of cleaning and maintenance solutions for commercial, industrial, institutional, and consumer end-markets. Zep Inc.’s product portfolio includes anti-bacterial and industrial hand care products, cleaners, degreasers, deodorizers, disinfectants, floor finishes, sanitizers, and pest and weed control products, as well as high performance products and professional grade chemical products for the automotive, fleet maintenance, industrial/MRO supply, institutional supply and motorcycle markets. We market these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional®, Enforcer®, National Chemical™, Selig™, Misty®, Next Dimension™, Petro®, i-Chem®, TimeMist®, TimeWick™, MicrobeMax®, Country Vet®, Konk®, Niagara National™, Washtronics™, FC Forward Chemicals®, Rexodan®, Mykal™, and a number of private labeled brands. Founded in 1937, some of Zep’s brands have been in existence since 1896. Zep Inc. is headquartered in Atlanta, Georgia. Visit our website at www.zepinc.com.

Investor Contact:	Media Contact:
Tony Mezza	Michael Ares
Zep Inc.	Fleishman-Hillard
404-603-7762	404-739-0133

# # #

Forward Looking Statements and use of Non-GAAP Information

This release contains, and other written or oral statements made by or on behalf of Zep may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this press release include but are not limited to:  statements regarding growth and other benefits that we may realize as a result of executing our long-term initiatives.

Our forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to:

•                  economic conditions in general;

•                  customer and supplier relationships and prices;

•                  competition;

•                  ability to realize anticipated benefits from strategic planning initiatives and timing of benefits;

•                  market demand; and

•                  litigation and other contingent liabilities, such as environmental matters.

A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2011. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

The unaudited consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are supplemented by a table of adjusted operating results, which includes non-GAAP financial information that is referenced in this press release, which includes EBITDA. This non-GAAP financial information is provided to enhance the user’s overall understanding of our financial performance. Specifically, management believes the non-GAAP financial information provides useful information to investors by excluding or adjusting certain items affecting reported operating results that were unusual or not indicative of our core operating results. This non-GAAP financial information should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with GAAP. Moreover, this non-GAAP information may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial information included in this earnings release has been reconciled to the nearest GAAP measure in the tables at the end of this press release.

Zep Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share data)

	MAY 31, 2012	AUGUST 31, 2011
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$7,689	$7,219
Accounts receivable, less reserve for doubtful accounts of $4,220 at May 31, 2012, and $4,515 at August 31, 2011	94,124	95,681
Inventories	74,369	61,147
Deferred income taxes	8,024	8,169
Prepayments and other current assets	25,595	9,896
Total Current Assets	209,801	182,112
Property, Plant, and Equipment, at cost:
Land	5,421	4,535
Buildings and leasehold improvements	61,438	59,529
Machinery and equipment	111,097	100,029
Total Property, Plant, and Equipment	177,956	164,093
Less - Accumulated depreciation and amortization	101,035	96,225
Property, Plant, and Equipment, net	76,921	67,868
Other Assets:
Goodwill	84,342	84,418
Identifiable intangible assets	64,369	65,136
Deferred income taxes	894	1,020
Other long-term assets	3,340	3,215
Total Other Assets	152,945	153,789
Total Assets	$439,667	$403,769
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$15,000	$15,000
Accounts payable	63,728	56,821
Accrued compensation	18,119	18,161
Other accrued liabilities	28,394	27,482
Total Current Liabilities	125,241	117,464
Long-term debt, less current maturities	126,025	104,650
Deferred Income Taxes	7,181	6,224
Self-Insurance Reserves, less current portion	3,430	3,443
Other Long-Term Liabilities	19,062	22,865
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 21,802,694 issued and outstanding at May 31, 2012, and 21,631,850 issued and outstanding at August 31, 2011	218	216
Paid-in capital	96,065	92,925
Retained earnings	50,969	38,970
Accumulated other comprehensive income	11,476	17,012
Total Stockholders’ Equity	158,728	149,123
Total Liabilities and Stockholders’ Equity	$439,667	$403,769

Zep Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except per-share data)

	For the Three Months Ended May 31,		For the Nine Months Ended May 31,
	2012	2011	2012	2011

Net Sales	$176,625	$167,921	$481,838	$472,197
Cost of Products Sold	94,893	89,554	259,184	247,188
Gross Profit	81,732	78,367	222,654	225,009
Selling, Distribution, and Administrative Expenses	66,357	66,347	194,221	197,831
Restructuring Charges	—	—	—	1,469
Gain on Sale of Building	—	—	—	(676)
Acquisition Costs	263	429	1,018	429
Operating Profit	15,112	11,591	27,415	25,956
Other Expense (Income):
Interest expense, net	1,343	1,576	4,143	5,061
Loss (Gain) on foreign currency transactions	104	52	376	(168)
Bargain purchase gain from business combination	—	—	(613)	—
Miscellaneous (income) expense, net	(101)	10	231	137
Total Other Expense	1,346	1,638	4,137	5,030
Income before Provision for Income Taxes	13,766	9,953	23,278	20,926
Provision for Income Taxes	5,144	3,710	8,643	7,594
Net Income	$8,622	$6,243	$14,635	$13,332

Earnings Per Share:
Basic Earnings per Share	$0.39	$0.29	$0.67	$0.61

Basic Weighted Average Number of Shares Outstanding	21,800	21,603	21,753	21,502

Diluted Earnings per Share	$0.39	$0.28	$0.66	$0.60

Diluted Weighted Average Number of Shares Outstanding	22,144	22,071	22,164	21,975

Dividends Declared per Share	$0.04	$0.04	$0.12	$0.12

Zep Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	NINE MONTHS ENDED MAY 31,
	2012	2011
Cash Provided by Operating Activities:
Net income	$14,635	$13,332
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,595	10,717
Gain on sale of property, plant and equipment	(37)	(672)
Excess tax benefits from share-based payments	(5)	(795)
Other non-cash charges	2,755	3,451
Deferred income taxes	879	2,393
Change in assets and liabilities, net of effect of acquisitions and divestitures -
Accounts receivable	(521)	3,045
Inventories	(13,109)	(9,434)
Prepayments and other current assets	(3,351)	158
Accounts payable	7,723	189
Accrued compensation and other current liabilities	1,491	(9,467)
Self insurance and other long-term liabilities	(3,816)	(1,236)
Other assets	(1,797)	61
Net Cash Provided by Operating Activities	15,442	11,742
Cash Used for Investing Activities:
Purchases of property, plant, and equipment	(12,864)	(5,189)
Acquisitions, net of cash acquired	(8,243)	(76,065)
Loan to Innovation Partner	(12,500)	—
Proceeds from sale of property, plant, and equipment	37	1,080
Net Cash Used for Investing Activities	(33,570)	(80,174)
Cash Provided by Financing Activities:
Proceeds from credit facility borrowings	239,100	132,017
Repayments of borrowings from credit facility	(217,725)	(82,442)
Employee stock issuances	381	997
Excess tax benefits from share-based payments	5	795
Dividend payments	(2,636)	(2,610)
Net Cash Provided by Financing Activities	19,125	48,757
Effect of Exchange Rate Changes on Cash	(527)	2,348
Net Change in Cash and Cash Equivalents	470	(17,327)
Cash and Cash Equivalents at Beginning of Period	7,219	25,257
Cash and Cash Equivalents at End of Period	$7,689	$7,930

Zep Inc.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited; In thousands)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2012	2011	2012	2011

Reported (GAAP) Net Income	$8,622	$6,243	$14,635	$13,332

Interest expense, net	1,343	1,576	4,143	5,061
Provision for Income Taxes	5,144	3,710	8,643	7,594
Depreciation and Amortization	3,619	3,636	10,595	10,717

EBITDA	$18,728	$15,165	$38,016	$36,704